Exhibit 10.34

HARDINGE INC.

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (࿽Amendment࿽) is dated as of February 14, 2012 between Hardinge Inc., a New York corporation (the ࿽Company࿽) and James P. Langa (the ࿽Executive࿽).

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of March 7, 2011 (the ࿽Employment Agreement࿽), pursuant to which the Executive is employed as an executive officer of the Company; and

WHEREAS, the Company and the Executive have agreed to modify the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged by the Company and the Executive, the Company and the Executive agree as follows:

1.                                       Section 5.2.3 of the Employment Agreement is hereby deleted in its entirety and shall be of no further force or effect.

2.                                       A new paragraph is hereby added to the end of Section 5.2.2, which paragraph shall read as follows:

࿽If the Executive remains employed with the Company pursuant to this Agreement for a period of more than 12 months following a Change in Control, then, for the purposes of this Agreement, such Change of Control shall be deemed to have not occurred and Section 5.2.1 shall apply to a subsequent termination by the Company without Cause or a resignation by the Executive for Good Reason during the Employment Term, unless and until another Change in Control occurs.࿽

3.                                       Subject to the modification set forth in Section 1 of this Amendment, the Employment Agreement remains in effect.

4.                                       This Amendment (i) constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof and supersedes all prior discussions, agreements and understandings relating thereto, and (ii) may not be amended or modified except by a writing signed by the Company and the Executive.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date first written above.

HARDINGE INC.

By:	/s/ Richard L. Simons

Name:	Richard L. Simons

Title:	Chairman, President and CEO

/s/ James P. Langa